Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-192506 and 333-216738) pertaining to the 2013 Omnibus Equity Incentive Plan and the 2013 Employee Stock Purchase Plan of Marcus & Millichap, Inc. of our report dated March 16, 2018 with respect to the consolidated financial statements of Marcus & Millichap, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Los Angeles, California

March 16, 2018